Exhibit j

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
American Fidelity Dual Strategy Fund, Inc:

We consent to the use of our report dated February 11, 2014 for American Fidelity Dual Strategy Fund Inc. included herein, to the reference to our firm under the heading “FINANCIAL HIGHLIGHTS” in the Prospectus, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm; Legal Counsel” in the Statement of Additional Information on Form N-1A.

KPMG LLP

Oklahoma City, Oklahoma
April 29, 2014